UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): June 30, 2008

Orthofix International N.V.
(Exact name of Registrant as specified in its charter)

Netherlands Antilles	0-19961	N/A
(State or other jurisdiction)	(Commission File Number of incorporation)	(I.R.S. Employer Identification Number)

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7 Abraham de Veerstraat
Curacao
Netherlands Antilles	N/A
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 011-59-99-465-8525

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2008 Orthofix International N.V. (the "Company") announced that Bradley R. Mason has been promoted to the position of Group President, North America, a new senior executive office of the Company, effective July 1, 2008.  Prior to his promotion, Mr. Mason served as Vice President of the Company and President of Breg, Inc. since the Company’s acquisition of Breg, Inc. in December 2003.  A copy of the June 30, 2008 press release is attached hereto as Exhibit 99.1, and is hereby incorporated by reference.

In consideration of the duties and responsibilities associated with Mr. Mason's new position as Group President, North America, the Compensation Committee of the Company has approved the following:

•	an increase in Mr. Mason’s annual base salary from $300,000 to $325,000;

•
an increase in Mr. Mason’s potential bonus levels under the Company’s annual incentive program (from up to 50% to up to 60% of his annual base salary if 100% of target performance goals are met and from up to 75% to up to 90% of his annual base salary if 150% of target performance goals are met); and

•
a grant of 15,000 non-qualified stock options under the Company’s Amended and Restated 2004 Long Term Incentive Plan pursuant to a standard form of option award agreement, with such options vesting in one-third increments on each of the first, second and third anniversaries of the effective date of his promotion.

Other than the changes in Mr. Mason's title, related responsibilities and the aspects of his compensation structure detailed above, the terms of his compensation arrangements with the Company (including his employment agreement) have not materially changed and are set forth in the Company's proxy statement filed on April 29, 2008.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	June 30, 2008 Press Release regarding appointment of Bradley R. Mason as Group President, North America

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 3, 2008

ORTHOFIX INTERNATIONAL N.V.

By:	/s/ Raymond C. Kolls
Name:	Raymond C. Kolls
Title:	Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	June 30, 2008 Press Release regarding appointment of Bradley R. Mason as Group President, North America